EXHIBIT 1


             EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

            SCHEDULE OF WEIGHTED AVERAGE SHARES OUTSTANDING


                                                           Three Months Ended
                                                               November 30,
                                                         ----------------------
                                                         1995              1994
                                                      -----------       -----------


Weighted average shares of common stock............     6,103,100         5,784,200

Impact of dilutive stock options
   as of November 30, 1995 and 1994,
respectively...........................                    79,300           353,600
                                                        ---------         ---------
Weighted average shares of common stock............     6,182,400         6,137,800
                                                        =========         =========

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